UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2019

GIGCAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2479 E. Bayshore Rd., Suite 200 Palo Alto, CA	94303
(Address of Principal Executive Offices)	(Zip Code)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GIG	The NYSE Stock Market LLC
Warrants to receive one share of Common Stock	GIG.WS	The NYSE Stock Market LLC
Right to receive one-tenth of one share of Common Stock	GIGr	The NYSE Stock Market LLC
Units, each consisting of one share of Common Stock, one right and three-fourths of one warrant	GIG.U	The NYSE Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 10, 2019, GigCapital, Inc., a Delaware corporation (the “Company”) issued four non-convertible unsecured promissory notes (each, an “Extension Note” and collectively the “Extension Notes”) in the aggregate principal amount of $240,000.00, as follows: (i) $174,643.99 issued to GigAcquisitions, LLC, a Delaware limited liability company (our “Sponsor”), (ii) $43,578.25 to Cowen Investments II LLC, a Delaware limited liability company (“Cowen Investments”), (iii) $19,599.94 to Irwin Silverberg, an individual and affiliate of Cowen Investments (“Silverberg”) and (iv) $2,177.82 to Jeffrey Bernstein, an individual and affiliate of Cowen Investments (“Bernstein”, and collectively with Sponsor, Cowen Investments, and Silverberg, our “Founders”). The Founders deposited such funds into the Company’s trust account (the “Trust Account”), as described in the prospectus filed by the Company in connection with the Company’s initial public offering. The Extension Notes were issued in connection with the approval of an amendment to the Company’ Second Amended and Restated Certificate of Incorporation (the “Charter Amendment”) extending the time for the Company to complete its initial business combination to December 12, 2019 (the “Extension”), and constitutes the first monthly contribution as a loan of $240,000 to the Trust Account (the “Contribution”) as previously disclosed in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2019.

As previously disclosed in the Company’s Current Report on Form 8-K as filed with the SEC on August 12, 2019, in connection with the obligations to fund additional loans for the Extension, as well as to provide for the Company’s working capital needs during the Extension, the Founders on August 9, 2019 assigned to various parties these obligations. As consideration for such assumption each of the Founders offered shares of common stock that they each held in the Company. Accepting such assignment were three of the Founders and certain members of GigAcquisitions, LLC. On August 9, 2019, those three Founders loaned the Company an additional aggregate of $204,302.18, of which $102,151.09 was deposited into the Trust Account for the third monthly Contribution on August 9, 2019, and the remaining $102,151.09 was deposited into the Trust Account for the fourth monthly Contribution on September 9, 2019. Also as previously disclosed, on August 9, 2019 the Company cancelled the previously reissued Extension Notes dated July 10, 2019 to these three Founders and reissued such Extension Notes to include the aggregate of the first, second, third, and fourth monthly Contribution amounts. In addition, the Company issued new Extension Notes in the aggregate amount of $275,697.82 to those certain members of GigAcquisitions, LLC who were part of the group that assumed the obligations set forth above, of which $137,848.91 was deposited into the Trust Account (for total deposits on August 9, 2019 into the Trust Account of $240,000), and the remaining $137,848.91 was deposited into the Trust Account for the fourth monthly Contribution on September 9, 2019, for a total aggregate deposit into the Trust Account of $240,000 on September 9, 2019.

Item 8.01 Other Events.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K regarding the fourth monthly Contribution and the issuance of the Extension Notes is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2019

By:	/s/ Dr. Avi S. Katz
Name: Dr. Avi S. Katz
Title:	Chief Executive Officer, President and Executive Chairman of the GigCapital, Inc. Board